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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statements of PDS Gaming Corporation on Form S-8 (File No. 333-79523), Form S-8 (File No. 33-85966) and Form S-3 (File No. 333-49199) of our report dated February 13, 2002, on our audits of the consolidated financial statements of PDS Gaming Corporation and Subsidiaries as of December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, which report is included in this Annual Report on Form 10-K.

PIERCY, BOWLER, TAYLOR & KERN
Certified Public Accountants and Business Advisors,
A Professional Corporation

Las Vegas, Nevada
March 25, 2002

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EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS